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                                                                      EXHIBIT 11


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 4 to the registration statement on Form N-1A (the 'Registration Statement') of our report dated April 20, 1998, relating to the financial statements and financial highlights appearing in the February 28, 1998 Annual Report of the Salomon Brothers Institutional High Yield Bond Fund and Salomon Brothers Institutional Emerging Markets Debt Fund (constituting Salomon Brothers Institutional Series Funds Inc), which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading 'Independent Accountants' in the Statement of Additional Information.



/s/ PricewaterhouseCoopers LLP

    PricewaterhouseCoopers LLP



1177 Avenue of the Americas
New York, New York 10036
November 24, 1998



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